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                                  EXHIBIT 23.2
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We consent to the incorporation by reference in the Registration Statement filed on Form S-8 pertaining to the 2001 Stock Incentive Plan of Pilot Therapeutics Holdings, Inc. of our report dated February 22, 2002, with respect to the consolidated financial statements of Pilot Therapeutics Holdings, Inc. incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP

Greensboro, North Carolina
July 22, 2002